EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1st Centennial Bancorp

Redlands, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2004 relating to the consolidated financial statements and financial statement schedules of 1st Centennial Bancorp, which appear in 1st Centennial Bancorp’s Annual Report on Form 10-KSB as of and for the year ended December 31, 2003.

/s/ Hutchinson and Bloodgood LLP

Glendale, California

June 30, 2004